UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2011

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.Unregistered Sales of Equity Securities.

On November 11, 2011, the pricing period applicable to final conversions of the 0.5% Convertible Senior Notes due 2011 (the “2011 Notes”) of United Therapeutics Corporation (the “Company”) expired.  Accordingly, on November 16, 2011, the Company issued 650,827 shares of its common stock, par value $0.01 per share (the “Conversion Shares”) in connection with the conversion of $249,968,000 aggregate principal amount of the 2011 Notes.  The Conversion Shares were issued by the Company in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

Concurrent with the issuance of the 2011 Notes, the Company purchased call options on its common stock.  On November 16, 2011, upon exercise of the call options, the Company accepted delivery of 650,827 shares of its common stock (the “Notes Hedge Shares”), which will be held in its treasury account.  The delivery of the Note Hedge Shares to the Company effectively eliminated the dilutive effect of the issuance of the Conversion Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: November 17, 2011	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel